UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 13, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5277

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management and the Audit Committee of the Board of Directors of the Company concluded on February 13, 2006 that the Company’s unaudited interim financial statements for the three month period ended September 30, 2005, which were included in the Company’s Quarterly Report on Form 10-QSB for quarter ended September 30, 2005, should be restated and that such previously filed unaudited interim financial statements should no longer be relied upon. The Company intends to file restated financial statements for this quarterly period in a Form 10-QSB/A as soon as practicable.

The restatement of the Company’s previously issued financial statement referred to above is to correct a misstatement relating to the accounting for a $12,467,059 deemed dividend on preferred stock. As a result of correcting this error, our reported net loss for the quarter decreased by $12,467,059 to a restated loss of $67,046,645 or ($1.55) per share versus the reported loss of $79,513,704 or ($1.84) per share.

On February 14, 2006, Wherify filed its most recent Quarterly Report on Form 10-QSB as of December 31, 2005 and for the three and six-month periods then ended. This Quarterly Report properly reflects all year-to-date adjustments relating to the misstatement discussed above.

The Company discussed the matters disclosed in this filing with the Company's independent registered public accountants, Malone & Bailey, PC.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: February 15, 2006	By:	/s/ Mark Gitter
Name: Mark Gitter
Title: Chief Financial Officer, Treasurer